Exhibit 10.1

SALARY CHANGE ACKNOWLEDGEMENT

This Salary Change Acknowledgement (“Acknowledgement”) is made by and between [_____] (the “Executive”) and Grid Dynamics Holdings, Inc. (the “Company”) (collectively referred to herein as, the “Parties”), as of [_____], 2020 (the “Effective Date”).

WHEREAS, Executive entered into an Executive Employment Agreement with Grid Dynamics International, Inc., dated [_____], which the Company assumed on March 6, 2020, (as hereinafter amended, the “Employment Agreement”);

WHEREAS, Executive executed a Salary Reduction Acknowledgement with the Company, effective as of April 1, 2020 (the “Initial Acknowledgement”);

WHEREAS, pursuant to the Initial Acknowledgement, the Parties agreed to a reduction of Executive’s annualized base salary from $[_____] (the “Original Base Salary”) to $[_____] (the “Reduced Base Salary”), effective as of April 1, 2020;

WHEREAS, Executive’s current annualized base salary is the Reduced Base Salary;

WHEREAS, pursuant to the Initial Acknowledgement, the Parties agreed that Executive’s annualized base salary would be increased from the Reduced Base Salary to the Original Base Salary, effective as of July 1, 2020 (the “Planned Increase”); and

WHEREAS, the Parties now desire to agree to different compensation terms in light of the current economic realities.

NOW, THEREFORE, the Parties agree as follows:

1. Amendment to Planned Increase. The Planned Increase set forth in the Initial Acknowledgement is hereby replaced and superseded in its entirety with the following agreed upon terms:

a. Executive acknowledges and agrees that effective as of July 1, 2020, Executive’s annualized base salary shall be increased to $[_____] (the “New Base Salary”), until September 30, 2020 (the “Base Salary Change”). Effective as of October 1, 2020, Executive’s annualized base salary shall be increased to the Original Base Salary, provided Executive remains continuously employed with the Company through such date or as otherwise agreed to by the Parties.

2. No Good Reason. Executive further acknowledges and agrees that neither the execution of this Acknowledgement, the Base Salary Change, the amendment to the Planned Increase, or any subsequent incremental or full increase to Executive’s New Base Salary (even if any such increase does not raise Executive’s annualized base salary back to the Original Base Salary) will constitute “Good Reason” or any similar term under the Employment Agreement or any other agreement or contract between Executive and the Company or any of its affiliates, and that the changes stated herein shall not trigger any “constructive termination” rights that Executive may have, if at all, in any of Executive’s compensation arrangements with the Company, including any employment agreement, offer letter and/or equity award agreement.

3. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences to Executive with regard to the Base Salary Change provided under Section 1 and/or any other consideration provided to Executive under this Agreement.

4. Entire Agreement; No Oral Modification. This Acknowledgement may only be amended in a writing signed by Executive and the Company (or its successors). This Acknowledgement constitutes the entire agreement and understanding between the Parties concerning the subject matter of this Acknowledgement, and supersedes and replaces any and all prior and simultaneous agreement, whether written or oral, concerning the subject matter of this Acknowledgement, including, without limitation, the Initial Acknowledgement.

5. At-Will Employment. This Acknowledgement should not be construed to create or imply the creation of a contract of employment for a specified term between the Company and Executive, nor should it be construed as a guarantee of employment for a specific period of time. In all circumstances, employment with the Company is “at-will,” which means that either Executive or the Company can terminate the employment relationship at any time, with or without cause and with or without prior notice. This at-will relationship may only be changed by an individual employment agreement for a specific term signed by Executive and a representative of the Company.

6. Governing Law. This Acknowledgement will be governed by the laws of the State of [INSERT STATE WHERE EXECUTIVE IS BASED] (with the exception of its conflict of laws provisions).

7. Voluntary Execution of Acknowledgement. Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Acknowledgement, and is knowingly and voluntarily entering into this Acknowledgement.

(Signature page to follow)

GRID DYNAMICS HOLDINGS, INC.	EXECUTIVE

By:	Date:

Date: